UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 or 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 19, 2012

RAMTRON INTERNATIONAL CORPORATION

(Exact name of registrant as specified in its charter)

1850 Ramtron Drive, Colorado Springs, CO	80921
(Address of principal executive offices)	(Zip Code)

Delaware	0-17739
(State or other jurisdiction of incorporation or organization)	(Commission File Number)

84-0962308
(I.R.S. Employer Identification No.)

Registrant’s telephone number, including area code: (719) 481-7000

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange act (17CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.02 RESULTS OF OPERATIONS AND FINANCIAL CONDITION:

Ramtron International Corporation (Nasdaq: RMTR), a leading developer and supplier of ferroelectric-based low-energy memory and integrated semiconductor products, today reported total revenue of $15.0 million for the first quarter ended March 31, 2012, a 42% increase compared to $10.6 million for the first quarter of 2011. Net income for the first quarter of 2012 was $445,000, or $0.01 per share, compared with a net loss of $2.4 million, or $0.09 per share, for the first quarter of 2011.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS:

(a)	Financial Statements—Not Applicable

(b)	Pro-Forma Financial Information—Not Applicable

(c)	Shell Company Transactions—Not Applicable

(d)	Exhibits:

99.1	Press Release of Ramtron International Corporation dated April 19, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RAMTRON INTERNATIONAL CORPORATION

/s/ Gery E. Richards
Gery E. Richards
Interim Chief Financial Officer
(Principal Accounting Officer and Duly Authorized Officer of the Registrant)

Dated: April 19, 2012